Exhibit i

May 31, 2018

BlackRock Variable Series Funds, Inc.

55 East 52nd Street

New York, New York 10055

Ladies and Gentlemen:

We have acted as special Maryland counsel to BlackRock Variable Series Funds, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (as amended, the “Act”), of shares (the “Shares”) of common stock, par value $0.10 per share, of BlackRock International Index V.I. Fund and BlackRock Small Cap Index V.I. Fund, each a series of the Company, on the Company’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on the date hereof (File No. 002-74452) (together with all amendments through the date hereof, the “Registration Statement”).

We have examined the Registration Statement (exclusive of the exhibits thereto other than the Company’s charter and bylaws) and such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, we advise you that in our opinion the Shares, when issued under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

In expressing the opinion set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) each natural person executing any such document is legally competent to do so and (v) all public records reviewed by us or on our behalf are accurate and complete.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Christopher R. Johnson
Principal